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                                                                     EXHIBIT 4.7

                              OFFICERS' CERTIFICATE

                PURSUANT TO SECTIONS 301 AND 303 OF THE INDENTURE

            The undersigned, Diana M. Laing, the Executive Vice President and Chief Financial Officer of Arden Realty, Inc., a Maryland corporation (the "Company"), the sole general partner of Arden Realty Limited Partnership, a Maryland limited partnership (the "Issuer"), and Richard S. Davis, the Senior Vice President-Chief Accounting Officer of the Company, herein certify on behalf of the Issuer as follows:

            The undersigned, having read the Indenture, dated as of March 14, 2000 (the "Indenture"), between the Issuer and The Bank of New York, as trustee (the "Trustee"), including Sections 201, 301 and 303 thereof, and the definitions in such Indenture relating thereto and certain other corporate documents and records, and having made such examination or investigation as each considers necessary to enable the undersigned to express an informed opinion, certify that (1) the form, title and terms of the series of Securities (as defined in the Indenture) established under the Indenture to be entitled 8.875% Senior Notes due 2005 and 9.150% Senior Notes due 2010 were established by resolutions (the "Pricing Resolutions") of the Pricing Committee of the Board of Directors of the Company adopted pursuant to a meeting on March 14, 2000 and as are set forth in Exhibit 1 hereto, (2) all conditions precedent provided for in the Indenture relating to the issuance of and established of the form, title and terms of such series, including those set forth in Sections 201, 301 and 303 of the Indenture, have been complied with and (3) to the best knowledge of the undersigned, no Event of Default has occurred and is continuing with respect to the Securities of those series.

            As of the date hereof the Pricing Resolutions remain in full force and effect and have not been rescinded or amended.

[SIGNATURE PAGE FOLLOWS]


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            IN WITNESS WHEREOF, the undersigned have hereunto signed their names as of this March 17, 2000.

                                        /s/ Diana M. Laing
                                        ----------------------------------------
                                        Diana M. Laing
                                        Executive Vice President and
                                        Chief Financial Officer

                                        /s/ Richard S. Davis
                                        ----------------------------------------
                                        Richard S. Davis
                                        Senior Executive Vice President -
                                        Chief Accounting Officer

            I, David A. Swartz, the General Counsel and Secretary of the Company, do hereby certify that (i) Diana M. Laing is on the date hereof, and has been at all times since August, 1996, the duly elected or appointed, qualified and acting Executive Vice President and Chief Financial Officer of the Company, and (ii) Richard S. Davis is on the date hereof, and has been at times since December, 1998, the duly elected or appointed, qualified and acting Senior Vice President - Chief Accounting Officer of the Company, and that the signatures set forth above are the genuine signatures of such officers.

                                        /s/ David A. Swartz
                                        ----------------------------------------
                                        David A. Swartz
                                        General Counsel and Secretary


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                                    EXHIBIT 1
                      RESOLUTIONS OF THE PRICING COMMITTEE
                          OF THE BOARD OF DIRECTORS OF
                               ARDEN REALTY, INC.


     WHEREAS, in resolutions adopted as of March 13, 2000 (the "Resolutions"), the Board of Directors of Arden Realty, Inc. (the "Company"), acting in its capacity as the sole general partner of Arden Realty Limited Partnership, a Maryland limited partnership (the "Partnership"), authorized the Partnership to issue and sell Senior Notes in a private placement exempt from the registration requirements of the Securities Act of 1933, as amended, (the "Securities Act") in one or more tranches in an aggregate principal amount of not more than $400 million (the "Notes"); and

     WHEREAS, pursuant to the Resolutions the Board of Directors established a Pricing Committee of the Board of Directors for the purpose of approving, among other things, the amount, manner and terms of the issuance and sale of the Notes and appointed Richard S. Ziman and Victor J. Coleman, Directors of the Company, to serve on such committee.

     NOW THEREFORE, BE IT RESOLVED, that in accordance with Sections 201 and 301 of the Indenture dated March 14, 2000 between the Partnership and The Bank of New York, as Trustee, relating to, among other things, the Notes (the "Indenture"), the form and terms of the Notes are hereby established (capitalized terms used in these resolutions and not otherwise defined herein having the same definitions as in the Indenture):

            1. The Notes shall constitute two separate series of securities having the title "8.875% Senior Notes due 2005" (the "2005 Notes") and "9.150% Senior Notes due 2010" (the "2010 Notes").

            2. The aggregate principal amount of 2005 Notes that shall be authenticated and delivered under the Indenture shall be $200,000,000. The aggregate principal amount of 2010 Notes that shall be authenticated and delivered under the Indenture shall be $50,000,000. Either series may be reopened for the issuance of additional securities of such series.

            3. The entire outstanding principal of the 2005 Notes shall be payable on March 1, 2005 and the entire outstanding principal of the 2010 Notes shall be payable on March 1, 2010 (each a "Maturity Date").

            4. The rate at which the 2005 Notes shall bear interest shall be 8.875% per annum and the rate at which the 2010 Notes shall bear interest shall be 9.150% per annum; the date from which such interest shall accrue shall be March 17, 2000, the Interest Payment Dates on which such interest will be payable shall be March 1 and September 1 of each year, beginning September 1, 2000; the Regular Record Dates for the interest payable on the Notes on any Interest Payment Date shall be the date 15 calendar days immediately preceding the applicable Interest Payment Date (regardless of whether such date is a Business Day); and the basis upon which interest shall be calculated shall be that of a 360-day year consisting of twelve 30-day months.

            5. The place where the principal of, premium, if any, and interest on the Notes shall be payable, where Notes may be surrendered for the registration of transfer or exchange, and where notices or demands to or upon the Partnership in respect of the Notes and the Indenture may be served shall be the office or agency maintained by the Partnership for such purpose in the Borough of Manhattan, The City of New York, which shall initially be the Corporate Trust Office of the Trustee at 101 Barclay St., Floor 21 West, New York, New York 10286.

            6. The Notes shall be redeemable at any time at the option of the Partnership, in whole or from time to time in part, at a Redemption Price (payable in Dollars) equal to the sum of (i) the principal amount of the Notes being redeemed plus accrued interest thereon to the Redemption Date and (ii) the Make-Whole Amount (as defined in the forms of Notes attached hereto as Exhibit
                        C), if any, with respect to such Notes.

            7. The Notes shall not be redeemable at the option of any Holder thereof. The Notes will not have the benefit of any mandatory sinking fund.

            8. The Notes shall be issued in denominations of $1,000 and any integral multiples thereof.


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            9.          The Trustee shall be the initial Security Registrar,
                        transfer agent and Paying Agent for the Notes.

            10. The entire outstanding principal amount of the Notes shall be payable upon declaration of acceleration of the maturity of the Notes pursuant to Section 502 of the Indenture.

            11. The Notes shall be denominated in Dollars. Payment of the principal of, premium, if any, and interest on the Notes shall be made in Dollars, and Holders have no right to elect the currency in which such payments are made.

            12. The amount of payments of principal of, premium, if any, and interest on the Notes shall not be determined with reference to an index, formula or other similar method.

            13. The Notes shall be issuable only as Registered Securities without coupons and shall initially be issued in permanent global form. Beneficial owners of interests in the global notes may exchange such interests for Notes of like tenor of any authorized denomination only under the circumstances provided in Section 305 of the Indenture. The Depository Trust Company ("DTC") shall be the initial depository with respect to the global notes.

            14. The Notes will not be issuable as Bearer Securities, and a temporary global certificate will not be issued.

            15. Except as otherwise provided in the Indenture and in these resolutions with respect to the payment of Defaulted Interest, interest on any Note shall be payable only to the Person in whose name that Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest. Payments of principal, premium, if any, and interest in respect of the Notes will be made by the Partnership by Dollar check or by wire transfer of immediately available funds (such a wire transfer to be made only to a Holder of an aggregate principal amount of Notes in excess of $5,000,000, and only if such Holder shall have furnished wire instructions in writing to the Trustee no later than 15 days prior to the relevant Interest Payment Date and acknowledged that a wire transfer fee shall be payable).

            16. Sections 1402 and 1403 of the Indenture shall be applicable to the Notes.

            17. The Notes will be authenticated and delivered as provided in Section 303 of the Indenture.

            18. The Partnership shall not be required to pay Additional Amounts with respect to the Notes as contemplated by
                        Section 1012 of the Indenture.

            19. The Notes shall not be convertible into any other security.

            20. The Notes will be direct, senior unsecured obligations of the Partnership and will rank equally with all other senior unsecured indebtedness of the Partnership from time to time outstanding.

            21. The provisions of Section 1013 of the Indenture shall be applicable with respect to any term, provision or condition set forth in Sections 1004 to 1011, inclusive, of the Indenture.

            22. The Notes shall be subject to the restrictions on transfer set forth in the legend on the forms of Notes attached hereto as Exhibit C and the Notes shall bear such legends until the conditions for removal set forth in such legends have been satisfied.

            23. The Notes shall be entitled to the registration and exchange rights set forth in the Registration Rights Agreement attached hereto as Exhibit D.

            24. The Notes shall have such additional terms as are set forth in the forms of Notes attached hereto as Exhibit C, which terms are hereby incorporated by reference in and made a part of these resolutions and the Indenture as if set forth in full herein and therein.

            RESOLVED, that the offering price of the 2005 Notes shall be 99.744% of the principal amount thereof and the offering price of the 2010 Notes shall be 99.181% of the principal amount thereof, and the Notes shall be sold to the Initial Purchasers at a price equal to 99.144% and 98.531%, respectively, of the principal amount thereof.


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            RESOLVED, that the form and terms of the Indenture attached hereto as Exhibit A, the Purchase Agreement attached hereto as Exhibit B, the 2005 Note and 2010 Note attached hereto as Exhibit C, and the Registration Rights Agreement attached hereto as Exhibit D are, and each of them hereby is, approved, and the execution and delivery thereof of each of the foregoing documents by officers of the Company on behalf of the Partnership are hereby authorized, approved, ratified and reconfirmed in all respects.

            RESOLVED, that each of the Chairman of the Board, Chief Executive Officer, President and any Executive or Senior Vice President of the Company be, and each of them acting singly, hereby is, authorized and directed, in the name and on behalf of the Partnership, and (where required) attested by the Company's Secretary, to execute and deliver the Indenture, Notes, Purchase Agreement and Registration Rights Agreement in substantially the forms approved hereby, with such changes as shall have been approved by the executing officer, such approval to be conclusively evidenced by the execution thereof (it being understood that any signatures and attestations appearing on the Notes may be facsimiles thereof).

            RESOLVED, that the offering memorandum dated March 14, 2000 relating to the Notes be, and the same hereby is, ratified and approved in all respects.

            RESOLVED, that all officers of the Company be, and each of them hereby is, authorized, in the name and on behalf of the Partnership, to make, execute and deliver or cause to be made, executed and delivered, and to evidence the approval of the Board of Directors of, all such officers' certificates, depository agreements, letters of representation or other agreements or arrangements necessary or appropriate in connection with the administration of any book-entry arrangements for the Notes, and such other agreements, undertakings, documents or instruments, and to perform all such acts and make all such payments, as may, in the judgment of such officer, be necessary, appropriate or desirable to effectuate the purpose of these resolutions, including the performance of the obligations of the Partnership under the Indenture, the Notes, the Purchase Agreement and any other agreement, undertaking, document or instrument referred to herein or therein.

            RESOLVED, that any and all actions heretofore taken by the officers of the Company on behalf of the Partnership pursuant to the authority conferred by the preceding resolutions and consistent therewith is ratified, approved and confirmed.